UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)   August 8, 2011

PSM Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-151807	90-0332127
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1112 N. Main Street, Roswell, NM	88201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (575) 624-4170

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01	Entry into a Material Definitive Agreement.

On August 8, 2011, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Fidelity Mortgage Company, a Colorado corporation (“Fidelity”).  At closing Fidelity will be merged into United Community Mortgage Corporation (“UCMC”) a wholly owned subsidiary of Prime Source Mortgage, Inc., which is our wholly owned subsidiary.  The shareholders of Fidelity will receive 1,785,714 shares of our common stock in exchange for all the outstanding membership interests of Fidelity.  A copy of the Merger Agreement is included as an exhibit with this report.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On August 8, 2011, the closing was held for the Merger Agreement with Fidelity.  James Pulsipher and Jared Peterson, as the sole shareholders of Fidelity, received 1,367,210 and 418,504 shares of our common stock, respectively, in the merger transaction.  The common shares issued by us to these shareholders of Fidelity have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

In connection with the closing of the Fidelity Merger Agreement, we issued a press release, a copy of which is included as an exhibit to this filing.

Item 3.02	Unregistered Sales of Equity Securities.

On August 8, 2011, in connection with the closing of the Fidelity Merger Agreement as described in Item 2.01 above, we issued 1,367,210 shares of our common stock to Mr. Pulsipher and 418,504 shares of our common stock to Mr. Peterson as the sole shareholders of Fidelity.  These shares were issued without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(6) and/or Section 4(2) thereof, and Rule 506 promulgated thereunder, as a transaction by an issuer not involving any public offering.  Each party was an accredited investor as defined in Regulation D.  Each delivered appropriate investment representations with respect to this issuance and consented to the imposition of restrictive legends upon the stock certificate representing the shares.  Each party also represented that he had not entered into the transaction with us as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting.  Each party was afforded the opportunity to ask questions of PSMH and UCMC management and to receive answers concerning the terms and conditions of the transaction.  No underwriting discounts or commissions were paid in connection with the stock exchange transaction.

Item 9.01	Financial Statements and Exhibits

(a)	Financial statements of business acquired.

Financial statements required by this item for Fidelity are not included in this initial report and will be filed by amendment to this report not later than 71 calendar days after the date that this initial report must be filed.

(b)	Pro forma financial information.

Pro forma financial information required by this item for Fidelity is not included in this initial report and will be filed by amendment to this report not later than 71 calendar days after the date that this initial report must be filed.

(d)	Exhibits.

Exhibit 2.1	Agreement and Plan of Merger dated August 8, 2011, with Fidelity
Exhibit 99.1	Press Release dated August 10, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PSM Holdings, Inc.

Date: August 10, 2011	By	/s/ Ron Hanna
Ron Hanna, President